Integrated Health Services, Inc.

                              Amended and Restated
                            Key Employee Supplemental
                            Executive Retirement Plan

                                   ("Plan A")

                              AMENDED AND RESTATED
                  INTEGRATED HEALTH SERVICES, INC. KEY EMPLOYEE

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                   ("PLAN A")

                             TABLE OF CONTENTS                              Page

PREAMBLE           ............................................................1
ARTICLE I      -   GENERAL.....................................................2
ARTICLE II     -   DEFINITIONS AND USAGE.......................................3
ARTICLE III    -   ELIGIBILITY AND PARTICIPATION...............................9
ARTICLE IV     -   RETIREMENT BENEFIT.........................................10
ARTICLE V      -   PARTICIPANT ACCOUNT........................................12
ARTICLE VI     -   PAYMENT OF BENEFITS .......................................14
ARTICLE VII    -   PAYMENT OF BENEFIT ON OR AFTER DEATH ......................15
ARTICLE VIII   -   ADMINISTRATION.............................................16
ARTICLE IX     -   CLAIMS PROCEDURE...........................................18
ARTICLE X      -   MISCELLANEOUS PROVISIONS...................................20





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

                              AMENDED AND RESTATED

                  INTEGRATED HEALTH SERVICES, INC. KEY EMPLOYEE

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    PREAMBLE

WHEREAS, the Company established the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan ("Plan A") effective as of March 1, 1996;

WHEREAS, the Company desires to amend and restate such Plan;

NOW THEREFORE, the Company amends and restates such Plan, effective November 18, 1997, as hereinafter provided:

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                                    ARTICLE I

                                     GENERAL

Section 1.1  Effective Date.  The Plan became effective as of March 1, 1996.

Section 1.2 Intent. The Plan is intended to be an unfunded plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

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                                   ARTICLE II

                              DEFINITIONS AND USAGE

Section 2.1 Definitions. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

     "Actuarial Equivalent" means a benefit of equivalent value, computed on the basis of (i) the 1983 Group Annuity Mortality Table for males and (ii) an interest rate equal to the average yield on 30-year United States Treasury securities for the month preceding the month in which the Participant's employment with the Employer terminates.

     "Average Annual Compensation" means a Participant's highest Compensation for any calendar year during his ten most recent calendar years of employment.

     "Beneficiary" means any individual or trust designated by the Participant as a beneficiary with respect to his Retirement Benefit or any benefit under Article V in his most recent written designation filed with the Committee before his death; provided, however, that if the Participant fails to make a designation or if no individual so designated is alive, and no trust so designated is in existence, the term "Beneficiary" shall mean in order of priority (a) the spouse of the deceased Participant, or (b) if no spouse is alive, the surviving children of the deceased Participant, or
     (c) if no children are alive, the parent or parents of the deceased Participant, or (d) if no parent is alive, the legal representative of the deceased Participant's estate.

     "Board" means the Board of Directors of the Company.

     "Change of Control" means, with respect to any particular Participant, the occurrence of one or more of the following: (i) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Participant and any "group" (as such term is used in
     Section 13(d)(3) of the 1934 Act) of which the Participant is a member, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 20% or more of the "Voting Stock" (as defined below) of the Company; (ii) the majority of the Board consists of individuals other than Incumbent Directors, which term

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     means the members of the Board on the effective date of the Plan;  provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director, unless such election or nomination was the result of any actual or threatened election contest of a type contemplated by Regulation 14a-11 under the 1934 Act; (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (iv) there is consummated any consolidation, reorganization or merger of the Company in which the Company is not a continuing or surviving corporation or pursuant to which all or substantially all of the Company's Voting Stock is converted into cash, securities or other property, (unless the shareholders of the Company immediately prior to such consolidation, reorganization or merger beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); (v) in
     any   transaction   not  described  in  preceeding   clause  (iv),  all  or
     substantially all of the assets or business of the Company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation
     or  other  transaction   beneficially  own,  directly  or  indirectly,   in
     substantially the same proportion as they owned the voting stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or (vi) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the shares of Voting Stock of the combined company (there being excluded from the number of such shares held by such shareholders, but not from the Voting Stock of the combined company, any such shares received by "affiliates", as such term is defined in the rules of the United States Securities and Exchange Commission, of such other company in exchange for stock of such other company). For purposes of the preceding sentence, "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

                                        4

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     "Code"  means the Internal  Revenue  Code of 1986,  as amended from time to time. Any reference to a particular Code section shall include any provision which modifies, replaces, or supersedes it.

     "Committee" means the individual or individuals appointed by the Board to perform the functions described in Article IX.

     "Company" means Integrated Health Services, Inc., a corporation organized under the laws of the state of Delaware, and any successor thereto.

     "Compensation" means the total compensation paid to a Participant by all Employers during the period in question, as reported on IRS Form W-2, including bonuses but excluding stock option gains and, unless otherwise determined by the Committee, excluding other deferred compensation.

     "Disability" means, except as otherwise provided in a Participant's Employment Agreement, an illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, which prevents the Employee from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience. Such Disability shall be determined by the Committee, in its sole discretion, based upon appropriate medical advice and examination and certification by a physician selected by the Employer, except to the extent that procedures for determining Disability are set forth in a Participant's Employment Agreement.

     "Eligible Employee" means, for any Plan Year (or portion thereof), a person employed by an Employer who is a member of a select group of management or highly compensated employees of the Employer as such group is described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

     "Employee" means any common law employee of an Employer.

     "Employee Deferral Contribution" means an amount of compensation that a Participant elects to defer pursuant to Section 5.2. Such amounts shall always be fully vested under the Plan.

     "Employer" means the Company and any of its wholly owned subsidiaries that adopts the Plan with the written consent of the Company. For purposes of determining a Participant's eligibility for a Retirement Benefit, termination of employment with "the Employer" means that none of the companies qualifying as an Employer continues to employ the Participant as an Employee.

     "Employment Agreement" means the written employment agreement, if any, between a Participant and the Company that is in effect as of a particular date. In the event that one or more written employment agreements were previously in effect as to a Participant but none is in effect as of a particular date, "Employment Agreement" shall mean the written employment agreement, if any, between the Participant and the Company most recently in effect, determined as of the particular date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular ERISA section shall include any provision which modifies, replaces, or supersedes it.

     "Funding" means any contribution to Trust A, Trust B or Trust C, as the case may be. "Funding" shall be in the form of cash.

     "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of Normal Retirement Age. Normal Retirement Age shall be (1) in the case of Robert N. Elkins, his 62nd birthday and (2) in the case of any other Participant, the Participant's 58th birthday, assuming such Participant has at least five
     (5) Years of Service.

     "Participant" means an Eligible Employee whose name appears in Appendix II, attached hereto.

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

     "Participant Account" and "Account" mean the bookkeeping entry established for each Participant under Section 5.1.

     "Plan" means the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan ("Plan A"), as it is amended from time to time.

     "Plan Year" means the Plan's accounting year of twelve (12) months commencing January 1st of each year and ending the following December 31st, except that the first Plan Year shall commence January 31st, 1996.

     "Retirement Benefit" means the benefit determined under Article IV of this Plan.

     "Termination  for  Cause"  means,   except  as  otherwise   provided  in  a
     Participant's Employment Agreement, the termination of a Participant's employment as a result of any of the following events: (i) serious, willful misconduct in respect of his duties for the Employer, (ii) conviction of a felony or perpetration of a common law fraud, (iii) willful failure to comply with applicable laws with respect to the execution of the Employer's business operations, (iv) theft, fraud, embezzlement, dishonesty or other conduct which has resulted or is likely to result in material economic damage to the Company, any Employer, or any of their affiliates or subsidiaries, or (v) failure to comply with requirements of the Employer's drug and alcohol abuse policies, if any. Whether Cause for termination exists shall be determined in accordance with procedures established by the Committee, except to the extent that such procedures are set forth in a Participant's Employment Agreement.

     "Trust A" means the Integrated Health Services, Inc. Key Employee Supplemental Executive Retirement Plan Trust (Trust A), which became effective in 1996 and of which The Charles Schwab Trust Company was the initial trustee.

     "Trust  B"  means  the  Integrated  Health  Services,   Inc.  Key  Employee
     Supplemental Executive Retirement Plan Trust (Trust B), established for the benefit of Robert N. Elkins.


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     "Trust B Trust Agreement" means the trust agreement that establishes  Trust
     B, as it may be amended from time to time.

     "Trust  C"  means  the  Integrated  Health  Services,   Inc.  Key  Employee
     Supplemental Executive Retirement Plan Trust (Trust C), if any, established for the benefit of Lawrence P. Cirka.

     "Trust C Trust Agreement" means the trust agreement, if any, that establishes Trust C, as it may be amended from time to time.

     "Years of Service" means the number of full and partial years (in increments of one-twelfth (1/12th) years) during which a Participant renders substantial services to an Employer as an Employee, commencing on the date that the Participant is first employed by an Employer and ending on the earlier of (i) the date on which his employment with the Employer terminates and (ii) the date on which, in the case of Robert N. Elkins, such Participant attains age 62 and, in the case of any other Participant, such Participant attains age 58. At the discretion of the Committee, or by duly authorized written agreement between the Company and the Participant, any Participant may be granted additional Years of Service for purposes of determining benefits under this Plan. Years of Service shall also include any and all past service as an active employee of any company that is a predecessor to Integrated Health Services, Inc.

Section 2.2 Usage. Except as otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

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                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

Section 3.1 Eligibility. An Employee of an Employer shall be eligible to participate in the Plan subject to being designated a Participant by the Committee.

Section 3.2 Participation. An Eligible Employee shall commence participation in the Plan at such time as the Committee may designate and, subject to the terms of the Plan, shall remain a Participant so long as he is an Eligible Employee.



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                                   ARTICLE IV

                               RETIREMENT BENEFIT

Section 4.1 Retirement Benefit. The Retirement Benefit for a Participant whose employment with the Employer terminates on or after his Normal Retirement Date shall be an annual benefit that is (i) equal to 70% of his Average Annual Compensation, (ii) payable for the life of the Participant and (iii) commences as of the date that his employment with the Employer terminates. In the event that a Participant has less than 15 Years of Service, his annual benefit shall be the percentage of his Average Annual Compensation set forth in Appendix I. For payment of the benefit in the event of death, see Article VII below.

Section 4.2 Early Retirement Benefit. The Retirement Benefit for a Participant whose employment with the Employer terminates before his Normal Retirement Date shall be an annual benefit, commencing as of the date that his employment with the Employer terminates, that is the Actuarial Equivalent of the annual benefit computed under Section 4.1, but based on Years of Service and Average Annual Compensation as of the date on which his employment with the Employer terminates. Notwithstanding the preceding sentence, Robert N. Elkins shall be entitled, on any termination of his employment with the Employer that occurs after he attains age 58 but before he attains age 62, to a Retirement Benefit, commencing as of the date that his employment with the Employer terminates, that is equal to (x) the Retirement Benefit he would have received pursuant to
Section 4.1 had he attained  age 62 on the date of such  termination  reduced by
(y) two-twelfths of one percent for each full calendar month by which the date of such termination precedes the month of his 62nd birthday.

Section 4.3  Vesting.

     (a) Except as provided below, a Participant shall have a vested right to his Retirement Benefit upon the earliest occurrence of any of the following:

          (i) termination of his employment with the Employer after five (5) Years of Service;

          (ii) the attainment of his Normal Retirement Date;

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         (iii) the occurrence of a Change of Control; or

          (iv) his death or Disability.

     (b) Notwithstanding the preceding, a Participant's Retirement Benefit shall be forfeited, and no Retirement Benefit shall be payable to him or his Beneficiaries, in the event that his employment with the Employer terminates before his right to his Retirement Benefit shall have vested under Section 4.3(a).

Section 4.4 Change of Control. Upon any Change of Control with respect to a particular Participant, the Company shall, as soon as possible but in no event more than 30 days following the Change of Control, make an irrevocable cash contribution to Trust A (in the case of any Participant other than Robert N. Elkins and Lawrence P. Cirka), Trust B (in the case of Robert N. Elkins, provided that if no Trust B then exists, the contribution shall be made to Trust
A) or Trust C (in the case of Lawrence P. Cirka, provided that if no such Trust C then exists, the contribution shall be made to Trust A) in an amount that is sufficient to provide the Funding that remains necessary to pay such Participant (or his Beneficiaries) his full previously unpaid Retirement Benefit. Unless a Participant's employment with the Employer has terminated prior to the Change of Control, his Retirement Benefit shall be determined, for purposes of this
Section 4.4, as if (i) his employment with the Employer had terminated at the time of the Change of Control and (ii) he had 15 Years of Service at the time of the Change of Control. Each Participant's previously unpaid Retirement Benefit shall (i) be paid in the form of a lump sum that is the Actuarial Equivalent of such unpaid benefit and (ii) be paid to such Participant (or his Beneficiaries) as soon as possible but in no event more than 60 days following the Change of Control.

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                                    ARTICLE V

                               PARTICIPANT ACCOUNT

Section 5.1 Establishment of Participant Account. The provisions of Article V herein shall apply solely to Participants' Employee Deferral Contributions and to any income, gains or losses thereon. The Committee or its agents shall establish and maintain a Participant Account as a bookkeeping entry in the name of each Participant to which shall be credited all of such Participant's Employee Deferral Contributions, together with any income, gains or losses thereon.

Section 5.2 Employee Deferral Contributions. Each Plan Year, each Participant may authorize any Employer to reduce the compensation that would otherwise be paid directly to him by such Employer with respect to the Plan Year by any specific amount or percentage as specified in the Participant's written election pursuant to this Section 5.2 in effect for that year, and to have such amount credited to the Participant's Account as an Employee Deferral Contribution, provided that for the 1996 Plan Year elective deferrals shall commence prospectively on or after January 31, 1996, in accordance with the Participant's election. An amount equal to any such Employee Deferral Contribution shall be paid by the Employer in cash to Trust A (in the case of any Participant other than Robert N. Elkins and Lawrence P. Cirka), Trust B (in the case of Robert N. Elkins, provided that if no Trust B then exists, the contribution shall be made to Trust A) or Trust C (in the case of Lawrence P. Cirka, provided that if no such Trust C then exists, the contribution shall be made to Trust A). Each Participant has the option of changing or terminating his written Employee Deferral Contribution election prospectively, effective the first day of the next Plan Year. A written election to defer a percentage or dollar amount of compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked in writing prior to the commencement of the Plan Year for which it is to be effective. Written modification must be given by the Participant at least 30 days prior to the next Plan Year affected by the modification. The minimum Employee Deferral Contribution under this Plan shall be $1,000 per year.

Section 5.3 Investment Authority. Except as otherwise provided in an applicable trust agreement, all Employee Deferral Contributions, together with any income, gains or losses thereon, shall be invested in such investments as the Company or its designee shall determine. Any Participant may file a non-binding written election with the Committee, which the Committee may then forward to

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

the trustee(s) of the appropriate trust(s), suggesting that amounts attributable to his Employee Deferral Contributions be invested in a specified manner. The nonbinding election of the Participant shall remain in effect until a new written election is filed with the Committee. In no event may any Employee Deferral Contribution, or any income or gains thereon, be invested in capital stock of the Company.

Section 5.4 Distributions in the Case of Unforeseeable Emergency. A distribution from amounts attributable to a Participant's Employee Deferral Contributions may be made to a Participant, at his election, in the event of an unforeseeable emergency. An unforeseeable emergency is defined as a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or of a dependent, (ii) loss of the Participant's property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. This determination shall be made by the Committee, and such distributions shall be limited to the amount necessary to satisfy the emergency.

The circumstances that constitute an unforeseeable emergency will depend upon the facts of each case. In no event may any distribution be made pursuant to this Section 5.4 to the extent that the severe financial hardship referred to in the second sentence of this Section 5.4 is or may be relieved:

     (i)  through reimbursement or compensation by insurance or otherwise;

     (ii) by liquidation of the Participant's assets, other than hardship withdrawals from the Company's 401(k) Plan, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

    (iii) by cessation of deferrals under the Plan.

Section 5.5 Valuation of Account. The value of each Participant's Account shall be determined from time to time (but at least annually) by the Committee or its designee based on the fair market value of the assets and amounts attributable to the Participant's Employee Deferral Contributions. The Committee or its designee shall maintain separate bookkeeping accounts on a fair market value basis as set forth in Section 5.1.

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

                                   ARTICLE VI

                               PAYMENT OF BENEFITS

Section 6.1 Payment of Benefits. A Participant whose employment with the Employer terminates shall then be entitled to, and shall receive, a Retirement Benefit determined in accordance with Article IV. The lump-sum Actuarial Equivalent of the Retirement Benefit, together with the Participant's Employee Deferral Contributions (adjusted for any income, gains or losses thereon), shall be distributed pursuant to the payment and form of benefit provisions of this Plan. A Participant whose employment with the Employer terminates before his Retirement Benefit vests pursuant to Section 4.3 shall receive only his Employee Deferral Contributions, adjusted for income, gains and losses thereon.

Section  6.2 Form of  Benefits.  The  benefits  payable to a  Participant  under
Section 6.1 shall be paid in the normal form of a lump-sum distribution. Notwithstanding the preceding sentence, at the written election of the Participant made at least one year prior to the termination of his employment with the Employer, the Actuarial Equivalent of the Retirement Benefit portion of the benefits referred to in the preceding sentence shall be paid in the form of
(i) annual installments over a period not to exceed ten (10) years, (ii) a joint and fifty percent (50%) survivor annuity or (iii) an annuity for the life of the Participant. All benefits shall be paid in cash unless the recipient consents in writing to payment in another form.

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

                                   ARTICLE VII

                      PAYMENT OF BENEFIT ON OR AFTER DEATH

Section 7.1 Benefits on Termination of Employment by Death. If a Participant dies while employed by the Employer, his benefits under Section 6.1 shall be paid in the form of a lump-sum distribution that is equal to the lump-sum distribution that he would have received had his employment with the Employer terminated on the day before the Participant's death without the Participant having elected any optional form of payment pursuant to Section 6.2.

Section 7.2 Post-Retirement Death Benefit. In the event of the death of a Participant whose employment with the Employer has terminated and who has elected to receive his Retirement Benefit in the form of annual installments over a period not to exceed ten (10) years under Section 6.2, such Participant's Beneficiary (or Beneficiaries) shall receive any remaining annual installments.

                                  ARTICLE VIII

                                 ADMINISTRATION

Section 8.1 General. The Committee shall be the plan administrator for the Plan and shall administer and maintain the operations as specifically provided in the Plan; provided that in the event that any Participant is a member of the Committee, the Committee shall exercise no investment authority with respect to any trust established in connection with the Plan of which such Participant is a beneficiary.

Section 8.2 Administrative Rules. The Committee may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

Section 8.3 Duties. The Committee shall have the following rights, powers and duties:

     (a) Except as otherwise provided in a Participant's Employment Agreement, the decision of the Committee in matters within its jurisdiction shall be final, binding and conclusive upon any Employer and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

     (b) Except as otherwise provided in a Participant's Employment Agreement, the Committee shall have the duty and authority to interpret and construe the provisions of the Plan in its sole and absolute discretion, to determine eligibility for benefits and the appropriate amount of any benefits, to decide any question which may arise regarding the rights of Employees, Participants and Beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Committee may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Committee by the terms of the Plan.

     (c) The Committee shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to each Participant and his rights and duties under the Plan. The Committee shall have the duty to maintain Participant Account records for all Participants.

     (d) The Committee shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by the Participants at reasonable times determined by the Committee.

     (e) The Committee shall periodically report to the Board with respect to the status of the Plan.

     (f) The Company shall be responsible for the payment of (i) expenses and income taxes for the Plan and (ii) benefits payable under the Plan.

Section 8.4 Fees. No fee or compensation shall be paid to any person for service on the Committee.

                                   ARTICLE IX

                                CLAIMS PROCEDURE

Section 9.1 General. Any claim for benefits under the Plan shall be filed by a Participant or Beneficiary ("claimant") on the form prescribed for such purpose with the Committee;

Section 9.2 Denials. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Committee within 30 days after receipt of the claim by the Committee.

Section 9.3 Notice. Any claimant who is denied a claim for benefits under the Plan shall be furnished written notice setting forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to the pertinent provisions of the Plan upon which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

     (d) an explanation of the claim review procedure under the Plan.

Section 9.4 Appeals Procedure. In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

     (a) request a review by written application to the Committee, or its designate, no later than 30 days after receipt by the claimant of written notification of denial of a claim;

     (b)  review pertinent documents; and

     (c) submit issues and comments in writing.

Section 9.5 Review. A decision on review of a denied claim shall be made not later than 45 days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than 60 days after receipt of a request for review. The decision on review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.1 Amendment and Termination. The Company reserves the right to amend or terminate the Plan in any manner that it deems advisable, by a resolution of the Company's Board. Notwithstanding the preceding, no amendment or termination of the Plan shall reduce the Retirement Benefit of any Participant determined as of the day immediately preceding the effective date of such amendment or termination.

Section 10.2 Spendthrift Provision. No Participant shall have the power to pledge, transfer, assign, anticipate, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise. However, any Employer and any trustee of Trust A, Trust B or Trust C may follow any order or direction from any court of competent jurisdiction, including, but not limited to, a United States Bankruptcy Court.

Section 10.3 Interpretation. If any provision or provisions of the Plan shall for any reason be invalid or unenforceable, the remaining provisions of the Plan shall be carried into effect unless the effect thereof would be to materially alter or defeat the purpose of the Plan.

Section 10.4 Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of each Employer, its successors and assigns, and of each Participant, his beneficiaries, heirs, legal representatives and assigns.

Section 10.5 Governing Law. The Plan shall be subject to and construed in accordance with the laws of the state of Maryland, to the extent not preempted by the provisions of ERISA.

Section 10.6 No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of an Employer or any equity or other interest in the assets, business or affairs of an Employer.

Section 10.7 Notices. All notices, elections, designations and other communications required or permitted in connection with the Plan shall be in writing. Each Participant and each Beneficiary shall file with the Committee, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address. Any notice or communication addressed to the last post office address filed with the Committee (or if no address was filed, then to the last post office address of the Participant or Beneficiary as shown on the Employer's records) shall be binding on the Participant and each Beneficiary for all purposes of the Plan and neither the Committee nor any Employer shall be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary.

Section 10.8 Bonding. Neither the Committee, nor its members, agents or advisors, shall be required to be bonded, except as otherwise required by ERISA.

Section 10.9 No Funding. The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any Employee, or any other person, rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

Section 10.10 Consistency with Participants' Employment Agreements. In the event of any inconsistency between the Plan (including, without limitation, Sections 2.1, 4.1 through 10.1, and 10.7) and any Participant's Employment Agreement, the terms of the Employment Agreement shall control as to the Participant.

Section 10.11 Consistency with Trust B and Trust C. In the event of any inconsistency between the Plan (including, without limitation, Sections 2.1, 4.1 through 10.1, and 10.7) and the Trust B Trust Agreement or the Trust C Trust Agreement, the terms of the Trust Agreements shall control as to Robert N.

Elkins and Lawrence P. Cirka, respectively.

Appendix I

Retirement Benefit:  Annuity percentage based on completed Years of Service.

          Years of                                  Annuity
           Service                                 Percentage
           -------                                 ----------
              0                                       0.0%
              1                                       1.0%
              2                                       2.0%
              3                                       3.0%
              4                                       4.0%
              5                                       5.0%
              6                                       7.0%
              7                                       9.0%
              8                                      11.0%
              9                                      13.0%
             10                                      16.0%
             11                                      23.0%
             12                                      33.0%
             13                                      43.0%
             14                                      55.0%
         15 or more                                  70.0%

Appendix II

Key executives participating in this Plan shall be:

Robert N. Elkins, M.D.
Lawrence P. Cirka